UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PORTSMOUTH SQUARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PORTSMOUTH SQUARE, INC.

1516 S. Bundy Drive, SUITE 200

Los Angeles, California 90025

(310) 889-2500

Notice of annual meeting of shareholders
to be held on May 20, 2026

To the Shareholders of Portsmouth Square, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Portsmouth Square, Inc. (“Portsmouth” or the “Company”) for the fiscal year ended June 30, 2025, on May 20, 2026, at 3:30 P.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 to consider and act on the following:

(1)	To elect five directors to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified.

(2)	To ratify the retention of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

(3)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 30, 2026, as the record date for determining the shareholders having the right to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ John V. Winfield
April 08, 2026	John V. Winfield
Los Angeles, California	Chairman of the Board and Chief Executive Officer

Your vote is important, whether you own a few or many shares. Please complete, sign, date, and promptly return the enclosed proxy card in the self-addressed, postage pre-paid envelope provided. Return the proxy card even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

This Proxy Statement is available at https://www.intgla.com/portsmouth/.

PORTSMOUTH SQUARE, INC.

1516 S. Bundy Drive, SUITE 200

LOS ANGELES, CALIFORNIA 90025

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders
to be held on MAY 20, 2026

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Portsmouth Square, Inc. (the “Company” or “Portsmouth”) for the 2025 Annual Meeting of Shareholders to be held on May 20, 2026. Shareholders of record as of March 30, 2026, are entitled to one vote. A majority of outstanding shares constitutes a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five directors. The Board of Directors has nominated five individuals for election to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors are elected by a majority of the shares present and entitled to vote. Shareholders may cumulate votes in accordance with California law.

The nominees are John V. Winfield, Yvonne L. Murphy, Andrew J. Kaplan, William J. Nance and Steve H. Grunwald.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors, executive officers, and secretary of the Company as of April 08, 2026. There is no relationship by blood, marriage, or adoption among the directors and officers. All directors serve one-year terms with their terms expiring at the Annual Meeting. All officers of the Company are elected or appointed by the Board of Directors and hold office until the next Annual Meeting or until replaced at the discretion of the Board.

Name	Age	Positions with the Company	Director Since

John V. Winfield	79	Chairman of the Board and Chief Executive Officer	1996

David C. Gonzalez	58	President	N/A

Yvonne L. Murphy	69	Director	2022

William J. Nance	82	Director	1996

Andrew J. Kaplan	59	Director	2026

Steve H. Grunwald	44	Director	2019

Ann Marie Blair	38	Treasurer, Controller (Principal Financial Officer)	N/A

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Business Experience

The principal occupation and business experience during the last five years for each of the directors and executive officers of the Company are as follows:

John V. Winfield — Mr. Winfield has served as Chairman and Chief Executive Officer since 1996 and is also Chairman, President and CEO of The InterGroup Corporation. His extensive experience in public company leadership and investment management supports his service as director.

David C. Gonzalez — Mr. Gonzalez has served as President since May 2021 and Chief Operating Officer since May 31, 2023, of InterGroup. He previously served as Vice President of Real Estate from 2001 to 2023. He has been employed by InterGroup since 1989, holding various roles including Controller and Director of Real Estate, and has served as an advisor to the Executive Strategic Real Estate and Securities Investment Committee since February 2020.

Yvonne L. Murphy — Mrs. Murphy has served as a Director of InterGroup since 2014 and was elected to the Board of Portsmouth in October 2022, having previously served as a Portsmouth director from March to December 2019. She has over 30 years of experience in corporate management, legal research, and legislative lobbying, including service on Nevada Governor Kenny C. Guinn’s executive staff, with Jones Vargas, and with RR Partners in corporate and government affairs. Mrs. Murphy holds a Doctorate and MBA from California Pacific University and serves on the boards of the Reno Philharmonic and Renown Health.

William J. Nance — Mr. Nance has served as a director since May 1996. A Certified Public Accountant, he previously served as a Senior Accountant at Kenneth Leventhal & Company, specializing in REITs, restructuring, mergers and acquisitions, and real estate development and financing, and has also acted as a consultant on multi-family and commercial real estate transactions. He is a Director of InterGroup and Comstock Mining, Inc.

Andrew J. Kaplan – Mr. Kaplan appointed to the Board on January 6, 2026 following Mr. Love’s resignation. Mr. Kaplan has over 30 years of experience in financial public relations and capital markets. He has served as Vice President of Barry Kaplan Associates, a leading financial public relations firm supporting public and private companies in the United States, Canada, and the United Kingdom. During his career, Mr. Kaplan has sourced over $500 million in capital for both public and private companies.

Steve H. Grunwald — Mr. Grunwald joined the Board in December 2019. He has over 15 years’ hospitality operations experience, including management of multiple hotel openings, renovations, and operations in Brussels. He holds a bachelor’s degree from Brussels Business Institute’s College of Hospitality and Tourism Management. His extensive hospitality industry experience supports his directorship. He has been a Director of InterGroup since October 2022.

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Ann Marie Blair – Ms. Blair was appointed as Treasurer and Controller in July 2023 and also serves in those roles for InterGroup. She was previously CFO in the advertising technology industry and holds a BS in Accounting and an MBA from Cumberland University. Ms. Blair began her career in 2010 in audit, specializing in financial institutions, where she developed deep expertise in financial reporting standards, risk management, and regulatory compliance. Over the course of her career, she has held progressively senior roles in accounting and finance, with a focus on financial operations, internal controls, and organizational leadership.

John C. Love — Mr. Love served as a director from March 5, 1998 until his resignation on January 6, 2026, which was not due to any disagreement with the Company regarding its operations, policies, or practices. He is an international hospitality and tourism consultant and retired partner of Pannell Kerr Forster, and taught hospitality management and strategy at Golden Gate University and San Francisco State University for over 30 years. He is Chairman Emeritus of the Board of Trustees of Golden Gate University and Executive Secretary of the Hotel and Restaurant Foundation, and also serves as a Director of InterGroup.

Family Relationships

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

No director or executive officer, or a person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

Board of Directors

Portsmouth is a “smaller reporting company” under the rules and regulations of the Securities and Exchange Commission (“SEC”), and its common stock is traded on the OTC Market’s (“OTC”). A majority of the Company’s Board of Directors is independent as defined under applicable SEC and Nasdaq standards.

The Board of Directors held three meetings during the 2025 fiscal year (in person, telephonically, or by written consent). Each director attended (whether in person, telephonically, or by written consent) at least 75% of all meetings held during the time he or she served as a director in the 2025 fiscal year.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are combined. The Board believes this structure is appropriate given Mr. Winfield’s experience and the Company’s size, and that the Board’s governance practices and committee structure provide appropriate oversight.

Committees Of The Board

Portsmouth has established four committees, a Nominating Committee (the “Nominating Committee”), a Compensation Committee (the “Compensation Committee”), an Audit Committee (the “Audit Committee”), and an Executive Strategic Real Estate and Securities Investment Committee (the “Executive Committee”).

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Nominating Committee.

Members: Grunwald (Chair) and Love. The committee is responsible for identifying and recommending director nominees. The committee held one meeting during fiscal 2025.

Compensation Committee.

Members: Nance (Chair), Grunwald, and Love. The committee reviews and oversees executive compensation. The committee held two meetings during fiscal 2025.

Audit Committee.

Members: Nance (Chair), Grunwald, and Love. Each member is independent under Rule 10A-3 of the Exchange Act and qualifies as a financial expert. The committee oversees the Company’s financial reporting, internal controls, and independent auditors. The committee held four meetings during fiscal 2025. The Company’s Board of Directors has adopted a written charter for the Audit Committee; a copy of that written charter, as amended, is posted on the Portsmouth page of InterGroup’s website (www.intgla.com).

Executive Strategic Real Estate and Securities Investment Committee.

Members: Winfield (Chair), Grunwald, with Gonzalez serving as advisor. The committee oversees investment policies and activities. The committee held three meetings during fiscal 2025.

On February 26, 2020, the Company established the Executive Strategic Real Estate and Securities Investment Committee to establish guidelines for and to review the Company’s investment policies. The Executive Committee consists of John V. Winfield (Chairperson), Steve H. Grunwald, and David C. Gonzalez (Advisor). During the fiscal year 2025, the Executive Committee held three meetings.

Code of Ethics

The Company has adopted a Code of Ethics (the “Code of Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Portsmouth page of InterGroup’s website (www.intgla.com). The Company will provide to any person without charge, upon request, a copy of its Code of Ethics by sending such a request to Portsmouth Square, Inc., Attn: Treasurer, 1516 S. Bundy Drive, Suite 200, Los Angeles, 90025. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form 8-K and will post such information on its website.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2025 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company for each of the Company’s last two completed fiscal years ended June 30, 2025, and 2024. No stock awards, long-term compensation, options, or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

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SUMMARY COMPENSATION TABLE

Annual Compensation

Name and	Fiscal				All Other
Principal Position	Year	Salary		Bonus	Compensation	Total

John V. Winfield	2025	$433,000	(1)	$-	$-	$433,000
Chairman and Chief Executive Officer	2024	$433,000	(1)	$-	$-	$433,000

David C. Gonzalez	2025	$173,000		$-	$-	$173,000
President	2024	$173,000		$-	$-	$173,000

(1)	Amounts shown include $6,000 per year in regular Director’s fees.

Portsmouth has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Portsmouth and any executive officer, and there are no termination-of-employment or change-in-control arrangements.

In the fiscal year ended June 30, 2004, the disinterested members of the Board of Directors established a performance-based compensation program for the Company’s Chief Executive Officer to keep and retain his services as a direct and active manager of the Company’s securities portfolio. Under the current criteria established by the Board, Mr. Winfield is entitled to performance-based compensation for his management of the Company’s securities portfolio equal to 20% of all net investment gains generated in excess of an annual return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2%. Compensation amounts are calculated and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. This performance-based compensation program may be further modified or terminated at the discretion of the Board of Directors. The Company’s Chief Executive Officer did not earn any performance-based compensation for the years ended June 30, 2025, and June 30, 2024.

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose certain information about the relationship between the compensation actually paid to our NEOs and certain measures of Company performance. The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our other Named Executive Officers are referred to as our “Non-PEO NEOs”. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Philosophy and Objectives.”

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss) (in thousands)
2025	$433,000	$433,000	$173,000	$173,000	$(0.33)	$(9,110)
2024	$433,000	$433,000	$173,000	$173,000	$0.96	$(13,203)

(1)	The PEO and other NEOs for the indicated years were as follows:

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Year	PEO	Non-PEO NEOs
2025	John V. Winfield	David Gonzalez
2024	John V. Winfield	David Gonzalez

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO

Year	2025	2024
Summary Compensation Table Total	$433,000	433,000
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$0	0
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$0	0
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$0	0
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$0	0
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	0
Compensation Actually Paid	$433,000	433,000

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs

Year	2025		2024
Summary Compensation Table Total		$173,000	173,000
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year		$0	0
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year		$0	0
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years		$0	0
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year		$0	0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year		$0	0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation		$0	0
Compensation Actually Paid		$173,000	173,000

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For purposes of the above adjustments, the fair value of equity awards on the applicable date was determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total stockholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended June 30, 2025 and 2024.

TSR amounts reported in the tables below assume an initial fixed investment of $100.

Clawback Policy

The Company maintains a clawback policy, attached hereto as Exhibit A.

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Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the Company’s 2023 Annual Meeting of Shareholders held on May 20, 2024, shareholders approved, on a non-binding basis, the compensation of the Company’s named executive officers. Shareholders also voted, on a non-binding basis, on the frequency of future advisory votes on executive compensation, with more than 79% of the votes cast in favor of holding such votes every three years.

After considering the results of these advisory votes, the Board of Directors determined that the Company will hold a non-binding advisory vote on executive compensation every three years.

DIRECTOR COMPENSATION

Each director of the Company is paid a Board retainer fee of $1,500 per quarter for total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Audit Committee also receive a fee of $500 per quarter. Directors and committee members are also reimbursed for their out-of-pocket travel costs to attend meetings.

The following table provides information concerning compensation awarded to, earned by, or paid to the Company’s directors for the fiscal year ended June 30, 2025.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash		All Other Compensation	Total

John C. Love	$8,000	(1)(3)	-	$8,000

William J. Nance	$8,000	(1)	-	$8,000

Steve H. Grunwald	$6,000		-	$6,000

Yvonne L. Murphy	$6,000		-	$6,000

John V. Winfield(2)	$6,000		-	$6,000

(1)	Amounts shown include regular Board fees and Audit Committee fees. Each director of the Company is paid a Board retainer fee of $1,500 per quarter for total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Audit Committee also receive a fee of $500 per quarter. Directors and committee members are also reimbursed for their out-of-pocket travel costs to attend meetings.
(2)	As an executive officer, Mr. Winfield’s directors’ fees are reported in the Summary Compensation Table.
(3)	Mr. Love resigned as of January 6, 2026.

Change in Control or Other Arrangements

Except for the preceding, there are no other arrangements for compensation of directors, and there are no employment contracts between the Company and its directors or any change in control arrangements.

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Outstanding Equity Awards at Fiscal Year-End

The Company did not have any outstanding equity awards at the end of its fiscal year ended June 30, 2025, and has no equity compensation plans in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As Chairman of the Executive Committee and the Company’s Chief Executive Officer, Mr. Winfield, oversees the investment activity of the Company in public and private markets according to the authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer of InterGroup and oversees the investment activity of InterGroup. Depending on certain market conditions and various risk factors, Mr. Winfield and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places the personal resources of Mr. Winfield and the resources of InterGroup at risk in connection with investment decisions made on behalf of the Company.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders, or their families that require disclosure.

Director Independence

Portsmouth is an unlisted company and a smaller reporting company under the rules and regulations of the SEC. Except for Mr. Winfield, all of Portsmouth’s Board of Directors are “independent” directors. For a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying NASDAQ rules, would preclude a finding of independence, and (ii) not have any material relationship with us or any of our affiliates or any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2026, certain information concerning the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers, (ii) all directors and executive officers as a group and (iii) those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is 1516 S. Bundy Drive, Suite 200, Los Angeles, California 90025.

Name	Shares of Common Stock		Percent of Class (1)

John V. Winfield Chairman of Board and CEO Portsmouth Square Inc. Chairman of Board, President and Chief Executive Officer The InterGroup Corporation 1516 S. Bundy Drive, Suite 200 Los Angeles, 90025	575,585	(2)	78.4%

(1) Based on 734,187 shares issued and outstanding.

(2) As of March 30, 2026, John V. Winfield is the owner of 18,641 shares of the Common Stock, which represents approximately 2.5% of the voting power of Portsmouth. InterGroup is the owner of 556,944 shares of the Common Stock, which represents approximately 75.9% of the voting power of Portsmouth. As President, Chairman of the Board, and a 70.1% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup. Further, as directors of InterGroup, Messrs. Winfield, Murphy, Love, and Nance share the power to direct the vote of the shares of Portsmouth owned by InterGroup and therefore may be deemed to own such shares beneficially per Rule 13d-3.

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Security Ownership of Management in Parent Corporation

As of March 30, 2026, John V. Winfield is the owner of 18,641 shares of the Common Stock, which represents approximately 2.5% of the voting power of Portsmouth. InterGroup is the owner of 556,944 shares of the Common Stock, which represents approximately 75.9% of the voting power of Portsmouth. As President, Chairman of the Board, and a 68.8% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup. Further, as directors of InterGroup, Messrs. Winfield, Murphy, Kaplan, and Nance share the power to direct the vote of the shares of Portsmouth owned by InterGroup and therefore may be deemed to own such shares beneficially per Rule 13d-3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN V. WINFIELD, YVONNE L. MURPHY, ANDREW J. KAPLAN, WILLIAM J. NANCE, AND STEVE GRUNWALD AS DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF THE RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Whitley Penn LLP (“Whitley”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of Whitley will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR FILING WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a charter adopted by the Board of Directors and oversees the Company’s financial reporting process, internal controls, and independent auditors.

On March 19, 2026, the Audit Committee appointed Whitley Penn LLP (PCAOB ID: 726) as the Company’s independent registered public accounting firm and dismissed WithumSmith+Brown, PC (PCAOB ID: 100). All fees paid to Withum were approved by the Audit Committee.

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The Audit Committee reviewed and discussed the audited financial statements with management and Withum, including matters required under applicable PCAOB standards. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended June 30, 2025.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON

JOHN C. LOVE (served during fiscal 2025)

Audit Fees

The aggregate fees billed for each of the last two fiscal years ended June 30, 2025 and 2024 for professional services rendered by Withum are set forth in the tables below. These fees were billed for audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q reports, and services provided in connection with statutory and regulatory filings and engagements for those fiscal years.

	2025	2024

Audit fees	$145,000	$95,000
Tax fees	31,000	21,000
TOTAL:	$176,000	$116,000

Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimis exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which is approved by the Audit Committee before the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE RETENTION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the Annual Meeting that is not referred to in the accompanying notice. As to other business that may properly come before the Annual Meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

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SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2026 Annual Meeting of Shareholders will be held on April 13, 2027 Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at the fiscal 2026 Annual Meeting of Shareholders must be received by the Company not less than 120 calendar days before the one-year anniversary of the date this proxy statement is mailed. However, if the date of the fiscal 2026 Annual Meeting of Shareholders is changed by more than 30 days from the date of the fiscal 2025 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals must comply with the Company’s charter and bylaws and the provisions of Rule 14a-8 adopted under Section 14(a) of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Any proposals must be submitted in writing to the following address: Corporate Secretary, Portsmouth Square, Inc., 1516 S. Bundy Drive, Suite 200, Los Angeles, 90025. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended June 30, 2025, accompanies this proxy statement but is not deemed a part of the proxy solicitation materials. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2025, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to David Gonzalez, President, Portsmouth Square, Inc., 1516 S. Bundy Drive, Suite 200, Los Angeles, 90025. Such a request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock on March 30, 2026. The Company’s Form 10-K and other reports are also available on the Portsmouth page of the InterGroup website at www.intgla.com and through the SEC’s website www.sec.gov.

By Order of the Board of Directors
PORTSMOUTH SQUARE, INC.

/s/ John V. Winfield
John V. Winfield
Chairman of the Board and Chief Executive Officer
Dated:	April 08, 2026
Los Angeles, California

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EXHIBIT A – CLAWBACK POLICY

PORTSMOUTH SQUARE, INC.

POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

1.	OVERVIEW

1.1.	In accordance with Nasdaq Rule 5608, Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 10D-1”), the Board of Directors (the “Board”) of Portsmouth Square, Inc. (the “Company”) has adopted this Policy (the “Policy”) to provide for the recovery of erroneously awarded Incentive-based Compensation from Executive Officers. All capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.	RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

2.1.	In the event of an Accounting Restatement, the Company will reasonably promptly recover the Erroneously Awarded Compensation Received in accordance with Rule 5608 and Rule 10D-1 as follows:

2.1.1.	After an Accounting Restatement, the Compensation Committee (the “Committee”) shall determine the amount of any Erroneously Awarded Compensation Received by each Executive Officer and shall promptly notify each Executive Officer with a written notice containing the amount of any Erroneously Awarded Compensation and a demand for repayment or return of such compensation, as applicable.

2.1.1.1.	For Incentive-based Compensation based on (or derived from) the Company’s stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement:

2.1.1.2.	The amount to be repaid or returned shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the Company’s stock price or total shareholder return upon which the Incentive-based Compensation was Received. The Company shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation as required to Nasdaq.

2.1.1.3.	The Committee shall have discretion to determine the appropriate means of recovering Erroneously Awarded Compensation based on the particular facts and circumstances. Notwithstanding the foregoing, except as set forth in Section B(2) below, in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of an Executive Officer’s obligations hereunder.

2.1.1.4.	To the extent that the Executive Officer has already reimbursed the Company for any Erroneously Awarded Compensation Received under any duplicative recovery obligations established by the Company or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy.

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2.1.1.5.	To the extent that an Executive Officer fails to repay all Erroneously Awarded Compensation to the Company when due, the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable Executive Officer. The applicable Executive Officer shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Compensation in accordance with the immediately preceding sentence.

2.2.	Notwithstanding anything herein to the contrary, the Company shall not be required to take the actions contemplated above if the Committee determines that recovery would be impracticable and the following conditions are met:

2.3.	The Committee has determined that the direct expenses paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before making this determination, the Company must make a reasonable attempt to recover the Erroneously Awarded Compensation, documented such attempt(s) and provided such documentation to Nasdaq; and
2.4.	Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

3.	DISCLOSURE REQUIREMENTS

3.1.	The Company shall file all disclosures with respect to this Policy required by applicable SEC rules.

4.	PROHIBITION OF INDEMNIFICATION

4.1.	The Company shall not be permitted to insure or indemnify any Executive Officer against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to the terms of this Policy, or (ii) any claims relating to the Company’s enforcement of its rights under this Policy. Further, the Company shall not enter into any agreement that exempts any Incentive-based Compensation that is granted, paid or awarded to an Executive Officer from the application of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation, and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date of this Policy).

5.	ADMINISTRATION AND INTERPRETATION

5.1.	This Policy shall be administered by the Committee, and any determinations made by the Committee shall be final and binding on all affected individuals. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy and for the Company’s compliance with Nasdaq Rules, Section 10D, Rule 10D-1 and any other applicable law, regulation, rule or interpretation of the SEC or Nasdaq.

6.	AMENDMENT; TERMINATION

6.1.	The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary. Notwithstanding anything in this section to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rule or Nasdaq rule.

7.	OTHER RECOVERY RIGHTS

7.1.	This Policy shall be binding and enforceable against all Executive Officers and, to the extent required by applicable law or guidance from the SEC or Nasdaq, their beneficiaries, heirs, executors, administrators or other legal representatives. The Committee intends that this Policy will be applied to the fullest extent required by applicable law. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with an Executive Officer shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Executive Officer to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any policy of the Company or any provision in any employment agreement, equity award agreement, compensatory plan, agreement or other arrangement.

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8.	DEFINITIONS

For purposes of this Policy, the following capitalized terms shall have the meanings set forth below.

8.1.	“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

8.2.	“Clawback Eligible Incentive Compensation” means all Incentive-based Compensation Received by an Executive Officer (i) on or after October 2, 2023, (ii) after beginning service as an Executive Officer, (iii) who served as an Executive Officer at any time during the applicable performance period relating to any Incentive-based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Compensation is required to be repaid to the Company), (iv) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (v) during the applicable Clawback Period (as defined below).

8.3.	“Clawback Period” means, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date (as defined below), and if the Company changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years.

8.4.	“Erroneously Awarded Compensation” means, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Clawback Eligible Incentive Compensation that exceeds the amount of Incentive-based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid.

8.5.	“Executive Officer” means each individual who is currently or was previously designated as an “officer” of the Company as defined in Rule 16a-1(f) under the Exchange Act. For the avoidance of doubt, the identification of an executive officer for purposes of this Policy shall include each executive officer who is or was identified pursuant to Item 401(b) of Regulation S-K or Item 6.A of Form 20-F, as applicable, as well as the principal financial officer and principal accounting officer (or, if there is no principal accounting officer, the controller).

8.6.	“Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall, for purposes of this Policy, be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the SEC.

8.7.	“Incentive-based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

8.8.	“Received” means, with respect to any Incentive-based Compensation, actual or deemed receipt, and Incentive-based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if the payment or grant of the Incentive-based Compensation to the Executive Officer occurs after the end of that period.

8.9.	“Restatement Date” means the earlier to occur of (i) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

9.	This policy is effective as of December 1, 2023.

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Exhibit A

ATTESTATION AND ACKNOWLEDGEMENT OF POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

By my signature below, I acknowledge and agree that:

I have received and read the attached Policy for the Recovery of Erroneously Awarded Compensation (this “Policy”), and I agree that the Policy supersedes any clawback provision set forth in my existing employment agreement with the Company.

I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any Erroneously Awarded Compensation to the Company as determined in accordance with this Policy.

Signature: __________________________________

Printed Name: _______________________________

Date:______________________________________

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